FOR IMMEDIATE RELEASE

CPI AEROSTRUCTURES ANNOUNCES PRELIMINARY FOURTH QUARTER
AND YEAR-END 2009 RESULTS
2009 FOURTH QUARTER AND YEAR-END RESULTS AND CONFERENCE CALL SCHEDULED FOR TUESDAY, MARCH 23RD

ISSUES PROJECTIONS FOR 2010 AND 2011

Edgewood, NY – March 15, 2010 – CPI Aerostructures, Inc. (“CPI Aero®”) (NYSE Amex: CVU) today announced preliminary results for the fourth quarter and year ended December 31, 2009.

Fourth quarter 2009 revenue was approximately $12.7 million, the highest revenue quarter in the Company’s history, which resulted in a quarterly net income of approximately $1.5 million.  CPI Aero’s 2009 full year revenue increased to approximately $43.9 million, the highest annual revenue the Company has ever achieved, resulting in 2009 net income of approximately $3.9 million, an increase of approximately 50% over 2008 net income.

Edward J. Fred, CPI Aero’s President and Chief Executive Officer stated, “We are obviously pleased with our preliminary 2009 financial results, which demonstrate the evolution of our Company since 2006, when our revenue was approximately $18 million.  We believe that the long-term contracts we received in 2008 and the shift to performing more subcontracting work have transformed CPI Aero into an industry-respected manufacturer of structural assemblies for the global aerospace and defense industry.”

He continued, “Based on the visibility we currently have, we project that 2010 revenue will be in the range of $48 million to $51 million, with resulting net income in the range of $4.3 million to $4.8 million.  It is our expectation that our three major long-term production programs (A-10, E-2D and G650) will be in full scale production and producing consistent significant revenue during 2011, and therefore project that 2011 revenue will be in the range of $78 million to $81 million, with resulting net income in the range of $8.9 million to $9.5 million and EBITDA in the range of $14.5 million to $15.3 million.”  He concluded, “Additionally, using 2008 as the baseline, our 2011 guidance affirms our expectations for a three-year compound annual growth rate for revenue in the range of 30% to 35%, with a resulting compound annual growth rate for net income in the range of 50% to 60%.”

Conference Call
CPI Aerostructures, Inc. will issue its financial results for the fourth quarter and year-end December 31, 2009 on Tuesday, March 23rd prior to the opening of the stock market.  Mr. Fred and CFO, Vincent Palazzolo will host a conference call at 11:00 am ET that day to discuss these results as well as recent corporate developments.  After opening remarks, there will be a question and answer period.  Interested parties may participate in the call by dialing 706-679-3079. Please call in 10 minutes before the conference is scheduled to begin and ask for the CPI Aero call.  Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to lcati@equityny.com.

The conference call will also be broadcast live over the Internet.  To listen to the live call, please go to www.cpiaero.com, click on the Investor Relations section, then to the Event Calendar where the conference call is posted.  Please go to the website 15 minutes early to download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days.  We suggest listeners use Microsoft Explorer as their browser

About CPI Aero
CPI Aero is engaged in the contract production of structural aircraft parts for leading prime defense contractors, the U.S. Air Force and other branches of the armed forces.  In conjunction with its assembly operations, CPI Aero provides engineering, technical and program management services.  Among the key programs that CPI Aero supplies are the A-10 Thunderbolt attack jet, the E-2D Hawkeye, the UH-60 BLACK HAWK helicopter, the Sikorsky S-92 helicopter, the MH-60S mine countermeasure helicopter, the Gulfstream G650, C-5A Galaxy cargo jet, the T-38 Talon jet trainer, and the E-3 Sentry AWACS jet.  CPI Aero is included in the Russell Microcap® Index.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc.

The above statements include forward looking statements that involve risks and uncertainties, which are described from time to time in CPI Aero’s SEC reports, including CPI Aero’s Annual Report on form 10-K for the year ended December 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.

Contact:
CPI Aero	Investor Relations Counsel:
Vincent Palazzolo	The Equity Group Inc.
Chief Financial Officer	Lena Cati (212) 836-9611
(631) 586-5200	Linda Latman (212) 836-9609
www.cpiaero.com	www.theequitygroup.com